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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in the Registration Statement of Southwest Bancorporation of Texas, Inc. on Form S-8 of our Report dated June 8, 2001, on our audit of the financial statements of the Southwest Bank of Texas 401(k) Savings Plan as of December 31, 2000 and 1999 and for the years ended December 31, 2000, 1999 and 1998, which report is included in this Annual Report of Form 11-K.


                                       /s/ Ham, Langston & Brezina, L.L.P.


Houston, Texas
June 29, 2001